Exhibit 10.1

Amendment 9

to

Service Agreement 20071210.103.C

Between

SITO MOBILE SOLUTIONS, INC. (f/k/a Single Touch Interactive, Inc.)

and

AT&T Services, Inc.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

1

Amendment 9

to Agreement No. 20071210.103.C

This Amendment 009 is effective on day last Party signs (“Effective Date”), and amends and restates Agreement 20071210.A.103.C, which is by and between SITO Mobile Solutions, Inc. (f/n/a Single Touch Interactive, Inc.), a Nevada corporation (“Supplier”) and AT&T Services, Inc., a Delaware corporation, on behalf of itself and its Affiliates (“AT&T”). AT&T and Supplier may each be referred to in the singular as a “Party” or in the plural as the “Parties”).

WITNESSETH

WHEREAS, Supplier and AT&T entered into this Service Agreement, No. 20071210.103.C effective April 11, 2008, including subsequent amendments (the “Original Agreement”); and

WHEREAS, the Agreement expired by its terms on May 15, 2015 (“Expiration Date”);

WHEREAS, after such Expiration Date, the Parties continued to perform under the Agreement as if it had not expired, and with the intention of extending its term;

WHEREAS, AT&T and Supplier now desire to revive the Agreement and to extend its term and to formalize the validity and continuation of the Agreement since its Effective Date; and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1. The Parties agree to revive the Agreement and to extend its term as set forth below and agree that it shall be deemed to have been in effect continuously since its Effective Date of April 11, 2008. The Parties further agree to ratify all past actions taken between the above-referenced Expiration Date and the Amendment Effective Date.

2. Amend and Restate Agreement 20071210.103.C as attached herein.

The terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.  Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be executed, as of the Effective Date.

SITO MOBILE SOLUTIONS, INC		AT&T Services, Inc.

By:	/s/ Kurt Streams	By:	/s/ Laurie Szczepanek

Printed Name: Kurt Streams		Printed Name: Senior Contract Manager

Title:	CFO	Title:	Senior Contract Manager

Date:	12/23/2015	Date:	12/24/2015

Proprietary and Confidential

This Amendment and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3